Exhibit 23.3

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SAFLINK Corporation 2000 Stock Incentive Plan, as Amended and Various Non-plan Options Granted By Registrant, of our report dated February 25, 2000, with respect to the consolidated financial statements of SAFLINK Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/     ERNST & YOUNG LLP

Tampa, Florida
July 1, 2002